            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 27, 2008 with respect to the consolidated financial statements of RiverSource Life Insurance Company and to the use of our report dated April 24, 2008 with respect to the financial statements of RiverSource Life Variable Annuity Account included in Post-Effective Amendment No. 7 to the Registration Statement (Form N-4, No. 333-139759) which has been incorporated by reference in this Post-Effective Amendment No. 8 to the Registration Statement (Form N-4, No. 333-139759) for the registration of the RiverSource(R) AccessChoice Select Variable Annuity, RiverSource(R) FlexChoice Select Variable Annuity, and RiverSource(R) Endeavor Plus(SM) Variable Annuity offered by RiverSource Life Insurance Company.

                                              /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 29, 2008